AMENDMENT NUMBER 4

TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT NUMBER 4 (the “Amendment”) amends that certain INVESTMENT MANAGEMENT AGREEMENT, dated March 14, 2016 (the “Agreement”), by and between Hartford Funds Management Company, LLC (the “Adviser”), Hartford Series Fund, Inc. (“HLS”), and Hartford HLS Series Fund II, Inc. (“HLS II”) (each a “Company” and together, the “Companies”), on their own behalf and on behalf of each series listed on Schedule A hereto (collectively, the “Funds”), and is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties wish to amend certain terms of the Agreement effective as of the Effective Date;

WHEREAS, the Boards of Directors of the Companies approved such amended terms at a meeting held on February 13-14, 2024;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Hartford HLS Series Fund II, Inc. is deleted as a party to the Agreement, and all references to Hartford HLS Series Fund II, Inc. and HLS II in the Agreement are hereby deleted.

2.	Pursuant to Section 14 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached amended Schedules A and B to the Agreement.

3.	The changes to the Agreement reflected in this Amendment shall become effective as of the Effective Date.

4.

Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

5.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date written above.

Hartford Funds Management Company, LLC

By: /s/ Gregory A. Frost

Name:	Gregory A. Frost
Title:	Chief Financial Officer

Hartford Series Fund, Inc. on behalf of each of its series listed on Schedule A

By: /s/ Thomas R. Phillips

Name:	Thomas R. Phillips
Title:	Secretary and Vice President

Schedule A

List of Portfolios

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC and Hartford Series Fund, Inc. dated March 14, 2016, is effective as of April 29, 2024.

HARTFORD SERIES FUND, INC.

ON BEHALF OF:

Hartford Balanced HLS Fund[1]
Hartford Capital Appreciation HLS Fund[1]
Hartford Disciplined Equity HLS Fund[1]
Hartford Dividend and Growth HLS Fund[1]
Hartford Healthcare HLS Fund[1]
Hartford International Opportunities HLS Fund[1]
Hartford MidCap HLS Fund[2]
Hartford Small Cap Growth HLS Fund[3]
Hartford Small Company HLS Fund[1]
Hartford Stock HLS Fund[1]
Hartford Total Return Bond HLS Fund[1]
Hartford Ultrashort Bond HLS Fund[1]

1 Effective as of March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016.

2 Effective as of April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016.

3 This fund is added to the agreement effective April 23, 2024. Approved by written consent of the sole initial shareholder on April 23, 2024.

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC and Hartford Series Fund, Inc. dated March 14, 2016, is effective as of April 29, 2024.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.6800%
Next $250 million	0.6550%
Next $500 million	0.6450%
Next $4 billion	0.5950%
Next $5 billion	0.5925%
Amount Over $10 billion	0.5900%

Hartford Capital Appreciation HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Disciplined Equity HLS Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6000%
Next $4 billion	0.5500%
Next $5 billion	0.5300%
Amount Over $10 billion	0.5000%

Hartford Dividend and Growth HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.6900%
Next $250 million	0.6425%
Next $500 million	0.6325%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Healthcare HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.8500%
Next $250 million	0.8000%
Next $4.5 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

Hartford International Opportunities HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford MidCap HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $4 billion	0.6250%
Next $5 billion	0.6225%
Amount Over $10 billion	0.6200%

Hartford Small Cap Growth HLS Fund

Average Daily Net Assets	Annual Rate
First $100 million	0.7000%
Next $4.9 billion	0.6000%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

Hartford Small Company HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $500 million	0.6000%
Next $3.5 billion	0.5500%
Next $5 billion	0.5300%
Amount Over $10 billion	0.5200%

Hartford Stock HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $4 billion	0.4500%
Next $5 billion	0.4475%
Amount Over $10 billion	0.4450%

Hartford Total Return Bond HLS Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $1.5 billion	0.4500%
Next $2.5 billion	0.4450%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

Hartford Ultrashort Bond HLS Fund

Average Daily Net Assets	Annual Rate
First $5 billion	0.4000%
Next $5 billion	0.3800%
Amount Over $10 billion	0.3700%